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                                                                      EXHIBIT 16
                                                                      ----------

                            MEYERS INVESTMENT TRUST
                            MEYERS PRIDE VALUE FUND
                                  EXHIBIT 16
                                 TOTAL RETURN


AGGREGATE ANNUAL TOTAL RETURN

T = (ERV/P) - 1

WHERE:       T =   TOTAL RETURN

             ERV = REDEEMABLE VALUE AT THE END
                   OF THE PERIOD OF A HYPOTHETICAL
                   $1,000 INVESTMENT MADE AT THE
                   BEGINNING OF THE PERIOD.

             P =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

  SINCE INCEPTION: (06/13/96      TO      05/31/97 ):
                   (1,223.00 /1,000) - 1 =                 22.30%